EXHIBIT 10.1

                       MEMBER INTEREST PURCHASE AGREEMENT


         THIS MEMBER INTEREST PURCHASE AGREEMENT ("Agreement") is dated as of the 1ST day of July, 2008, and entered into by and between Gateway Processing Company, a Texas corporation ("Buyer"), and Allen Drilling Acquisition Company, a Nebraska corporation ("Seller").

                               W I T N E S S E T H

         WHEREAS, Buyer and Seller are parties to that certain Regulations of Gateway-ADAC Pipeline, LLC, dated August 29, 2005 (the "Operating Agreement"), whereby Buyer and Seller formed Gateway-ADAC Pipeline, LLC, a Texas limited liability company (the "Company") (capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Operating Agreement); and

         WHEREAS, Seller desires to sell all of its Interest in the Company to the Buyer, and the Buyer is willing to purchase such Interest from Seller, for the consideration and on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, represent, warrant and agree as follows:

         1. Sale and Purchase of Interest.

            1.1 Purchase of Interest. Seller shall sell, assign and transfer to Buyer, and Buyer shall purchase from Seller all of Seller's right, title and interest in and to Seller's Interest in the Company, the Transportation System and any other assets of the Company for a purchase price consisting of the following:

               (a) Five Hundred Thirty-Nine Thousand One Hundred Sixty-Six and 67/100 Dollars ($539,166.67), of which, Seventeen Thousand and No/100 Dollars ($17,000.00) shall be paid to Seller as reimbursement of Seller's attorneys' fees and costs related to this Agreement; and

               (b) One Hundred Thousand (100,000) shares of common stock ("Common Stock"), par value $0.25 per share, of Gateway Energy Corporation, a Delaware corporation ("Gateway").

            1.2 Purchase Price. On the date hereof, Buyer will deliver to the Seller (i) a certified or cashiers check payable in an amount equal to the cash purchase price indicated above to the order of the Seller, and (ii) a stock certificate evidencing 100,000 shares of Common Stock issued to Seller. At the Closing, Seller shall deliver to Buyer a fully executed transfer document directing the Company to transfer the Interest to Buyer.

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            1.3 Distributions. Buyer shall cause the Company to make
distributions to Seller for the month ending on June 30, 2008 consistent with past practices and in accordance with the Operating Agreement of the Company. At the Closing, Buyer shall cause the Company to pay Seller an estimated amount determined by Buyer to approximate the distribution for the month of June 2008 (the "Estimated Distribution"). Prior to August 1, 2008, the Board of Directors of the Company shall make a final determination of the Net Cash Flow (as defined in the Operating Agreement) distributable pursuant to the Operating Agreement and consistent with past practices (the "Final Distribution"). If the Estimated Distribution is less than the Final Distribution, Buyer shall cause the Company to pay to Seller the difference within five (5) business days. If the Estimated Distribution is more than the Final Distribution, Seller shall pay the Company the difference within five (5) business days.

         2. The Closing.

            2.1 Closing Date. The closing of the purchase of the Interest provided for in this Agreement (the "Closing") shall take place at the offices of Stinson Morrison Hecker, LLP at 1201 Walnut Street, Suite 2900, Kansas City, Missouri, commencing at 10:00 a.m., on July 1, 2008, or on such other date or at such other time or place as the parties may mutually agree (such date is herein called the "Closing Date"), provided that the effective date and time for the redemption and purchase of the Shares shall be 7:00 a.m. Houston, Texas time, July 1, 2008.

            2.2 Deliverables by the Buyers. At the Closing, the Buyer shall deliver to Seller the following:

               (a) the cash purchase price set forth in Section 1.1 payable in the form of two (2) certified or cashiers' checks to the order of Seller in the amounts of $522,166.67 and $17,000.00; and

               (b)  a stock certificate evidencing the Common Stock set forth in
                    Section 1.1.

            2.3 Deliverables by the Seller. At the Closing, the Seller shall deliver to the Buyer and the Company the following:

               (a)  a transfer document transferring the Interests to Buyer; and

               (b) the resignation of Charles A. Holtgraves as a director of the Company.

         3. Seller's Representations and Warranties. Seller hereby makes the following representations and warranties to Buyer, each of which is true and correct on the date hereof and will be true and correct at the Closing on the Closing Date, each of which shall be unaffected by any investigation heretofore or hereafter made by Buyer and each of which shall survive the Closing and the transactions contemplated hereby:

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            3.1 Ownership of Shares. Seller is the sole record and beneficial owner of the Interest to be sold to Buyer as set forth in Section 1.1 of this Agreement. Upon the delivery of and payment for such Interest as herein contemplated, the Buyer will receive good, valid and marketable title to the Interest purchased by the Buyer from Seller, free and clear of all liens, encumbrances, claims, charges, security interests, restrictions on transfer, shareholders' agreements, voting trusts and other defects in title whatsoever.

            3.2 Authority and Validity. Seller has full legal right, power, authority and capacity to execute, deliver and perform this Agreement and the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligations of the Seller, enforceable against Seller in accordance with its terms, except to the extent that the enforcement hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, readjustment of debts, fraudulent conveyance or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally, and (ii) general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law.

            3.3 Conflicts and Violations. The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby will not (i) conflict with or result in the breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, encumbrance, claim, charge, security interest or restriction on transfer upon any property or assets of Seller pursuant to the terms of any agreement, instrument, franchise, license or permit to which Seller is a party or by which Seller or any of Seller's property or assets may be bound, or (ii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Seller or Seller's properties or assets. Neither the execution, delivery or performance by Seller of this Agreement, nor the consummation of the transactions contemplated by this Agreement, requires the consent, approval of, authorization by, or the giving of notice by Seller to, or the registration or the making of any filing by Seller with, or the taking of any other action by Seller in respect of, any court or any public, governmental or regulatory agency or body having jurisdiction over Seller or Seller's properties or assets, or any third party.

            3.4 Investment Intent. The Seller is acquiring the shares of Common Stock for its own account with the present intention of holding the shares for purposes of investment, and not with the intention of selling such shares in a public distribution in violation of the federal securities laws or any applicable state securities laws. The Seller understands that the shares are "restricted securities" as defined in Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), and have not been registered pursuant to the provisions of the Securities Act, inasmuch as the shares are being acquired from the Buyer and Gateway in a transaction not involving a public offering and the purchase of the shares pursuant to this Agreement is taking place in a transaction not involving any public offering. The Seller is able to bear the economic risk of its investment in the shares for an indefinite period of time because the shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

                                       3

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            3.5 Reliance. Seller is actively involved in the management of the
Company and, in connection with his decision to sell the Shares pursuant to this Agreement, is not relying upon any representation or warranty of Buyer or the Company regarding the Company or its business, financial condition or results of operations, except as expressly set forth herein.

         4. Representations and Warranties by Buyer. Buyer hereby makes the following representations and warranties to Seller, each of which is true and correct on the date hereof and will be true and correct at the Closing on the Closing Date, each of which shall be unaffected by any investigation heretofore or hereafter made by Seller and each of which shall survive the Closing and the transactions contemplated hereby:

            4.1 Authority and Validity. The Buyer has the full legal right, power, authority and capacity to execute, deliver and perform this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Buyer and constitutes a legal, valid and binding obligation of the Buyer and is enforceable against the Buyer in accordance with its terms, except to the extent that the enforcement hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, readjustment of debts, fraudulent conveyance or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally, and (ii) general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law.

            4.2 Conflicts and Violations. The execution, delivery and performance of this Agreement by the Buyer and the consummation of the transactions contemplated hereby will not (i) conflict with or result in the breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, encumbrance, claim, charge, security interest or restriction on transfer upon any property or assets of the Buyer pursuant to the terms of any agreement, instrument, franchise, license or permit to which the Buyer is a party or by which the Buyer or any of his or her property or assets may be bound, or (ii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Buyer or his or her properties or assets. Neither the execution, delivery or performance by the Buyer of this Agreement, nor the consummation of the transactions contemplated by this Agreement, requires the consent, approval of, authorization by, or the giving of notice by the Buyer to, or the registration or the making of any filing by the Buyer with, or the taking of any other action by the Buyer in respect of, any court or any public, governmental or regulatory agency or body having jurisdiction over the Buyer or his or her properties or assets, or any third party.

            4.3 Reliance. The Buyer is actively involved in the management of the Company and, in connection with his or her decision to purchase the Interests pursuant to this Agreement, is not relying upon any representation or warranty of Seller or the Company regarding the Company or its business, financial condition or results of operations, except as expressly set forth herein

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         5. Miscellaneous.

            5.1 General. This Agreement shall not be assigned by any party without the prior written consent of each of the other parties. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment. This Agreement embodies the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersedes all prior agreements between the parties with respect to its subject matter. This Agreement shall be governed by the law of the State of Texas, without regard to conflict of law principles thereunder. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

            5.2 Rule 144 Compliance. With a view to making available to Seller the benefits of Rule 144 promulgated under the Securities Act of 1933, as amended, Buyer shall cause Gateway, so long as Gateway is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to:

           (i) Make and keep public information available, as those terms are understood and defined in Rule 144;

           (ii) File with the SEC in a timely manner all reports and other documents required of Gateway under the Securities Act and the Exchange Act; and

           (iii) Within five (5) days after the written request of Seller, cause legal counsel of Gateway to provide an opinion of counsel in substantially the form attached hereto as Exhibit A regarding the removal of the restrictive legend from the certificate evidencing the shares of Common Stock issued pursuant to this Agreement in accordance with Rule 144(b)(1) at such time as such transfer is permitted thereunder.

            5.3 Expenses. The parties hereto will each be solely responsible for and bear all of their respective expenses, including, without limitation, expenses of legal counsel, accountants and other advisers, incurred at any time in connection with pursuing, negotiating, drafting, executing or consummating this Agreement and the transactions contemplated hereby.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                             GATEWAY PROCESSING COMPANY



                                             By:  /s/  Robert Panico
                                                --------------------------------
                                                       Robert Panico, President



                                             ALLEN DRILLING ACQUISITION COMPANY



                                             By:  /s/  Charles A. Holtgraves
                                                -------------------------------
                                                Name:  Charles A. Holtgraves
                                                Title: President

                                       6

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                                                                       EXHIBIT A


Ladies and Gentlemen:

          Our client, Gateway Energy Corporation, a Delaware corporation (the "Company"), has requested us to provide you with our opinion as to whether the Shareholder may have the restrictive legend removed from stock certificate number ______, which certificate is registered in the name of the Shareholder, evidencing an aggregate of 100,000 shares (the "Shares") of the Company's Common Stock, par value $0.25 per share (the "Common Stock"), pursuant to the provisions of Rule 144(b)(1) promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

          We have made such investigations as we deemed necessary and appropriate under the circumstances in order to allow us to render the opinion expressed herein and, in this regard, we have been provided with the following:

          o a copy of a the Shareholder's Representation Letter, dated _________, 2008, a form of which is attached hereto as Schedule 1 (the "Representation Letter"); and

          o    copy of the stock certificate numbered _____.

We have also relied on other written and oral representations of the Company, its directors or officers.

          We have assumed without independent investigation (i) the authenticity of the Representation Letters and the certificate representing the Shares (collectively, the "Documents"), (ii) the conformity to the original Documents of the copies thereof furnished to us, (iii) the genuineness of the signatures on the Documents, (iv) the authority and capacity of the persons who signed the Documents, (v) our ability to rely on the statements and representations contained in the Documents and other written or oral representations of the Company, its directors and officers, and (vi) that the representations set forth in the Documents and those made by the Company, its directors and officers remain true and correct as of the date hereof.

          Based solely upon the foregoing, we are of the opinion that the Shareholder may rely upon Rule 144(b)(1), and a new certificate representing the Shares may be issued without including thereon the legend restricting transfer under the Act currently set forth on certificate number _____.

          In rendering the foregoing opinion, we have assumed and relied upon the completeness and accuracy of all statements, representations and agreements provided to us by or on behalf of the Company and the Shareholder (including the statements, representations and agreements contained in the Representation Letters).

                                Very truly yours,

                                            STINSON MORRISON HECKER LLP

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                                                                      SCHEDULE 1




Stinson Morrison Hecker LLP
1201 Walnut Street, Suite 2900
Kansas City, Missouri 64106-2150
Attn:  Craig L. Evans

                Re: Rule 144(b)(1) - Cert. Nos. _________ representing 100,000 shares of Common Stock of Gateway Energy Corporation (the "Company") registered to Allen Drilling Acquisition Company

Ladies and Gentlemen:

         The undersigned hereby requests that the restrictive legend be removed from the above referenced stock certificate evidencing a total of 100,000 shares of Common Stock (the "Shares") of the Company, pursuant to Rule 144(b)(1) promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

         The undersigned hereby represents to you that it is not, and has not been during the preceding three months, an affiliate (as defined in Rule 144 of the Act) of the Company and is not directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, the Company.

Dated:  _____________, 20___


                                            ALLEN DRILLING ACQUISITION COMPANY


                                            By:  /s/
                                               ---------------------------------
                                                      Charles A. Holtgraves,
                                                      President